CONSENT OF ERNST & YOUNG LLP

EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan;
(2)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan;
(5)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus;
(6)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;
(7)	Registration Statement (Form S-3 No. 333-166167) and related Prospectus;
(8)	Registration Statement (Form S-3 No. 333-184367) and related Prospectus;
(9)	Registration Statement (Form S-3 No. 333-192824) and related Prospectus; and
(10)	Registration Statement (Form S-3 No. 333-210875) and related Prospectus;
of our reports dated March 12, 2018, with respect to the consolidated financial statements of Tejon Ranch Co. and Subsidiaries, and the effectiveness of internal control over financial reporting of Tejon Ranch Co. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2017.
/s/ Ernst & Young LLP

Los Angeles, California
March 12, 2018